Exhibit 10.28

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of July 29, 2016 by and among RECRO GAINESVILLE LLC, a Delaware limited liability company (the “Borrower”) and ORBIMED ROYALTY OPPORTUNITIES II, LP, a Delaware limited partnership (together with its Affiliates, successors, transferees and assignees, the “Lender”).

WHEREAS, the Borrower and the Lender entered into a Credit Agreement, dated as of March 7, 2015, as amended by a certain First Amendment to Credit Agreement, dated as of April 10, 2015, a certain Second Amendment to Credit Agreement, dated as of April 27, 2015, a certain Third Amendment to Credit Agreement, dated as of July 9, 2015, a certain Fourth Amendment to Credit Agreement, dated as of August 31, 2015, and a certain Fifth Amendment to Credit Agreement, dated as of November 12, 2015 (as so amended, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;

WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Credit Agreement may be amended by an instrument in writing signed by each of the Borrower and the Lender;

WHEREAS, as a result of the implementation in Ireland of the Companies Act 2014 on June 1, 2015, Recro Ireland Limited (“Recro Ireland”), a Loan Party, is required by law to convert to a new form of company, and desires to convert to a private company limited by shares;

WHEREAS, pursuant to Section 8.14 of the Credit Agreement, no Loan Party may change its legal structure; and

WHEREAS, the Borrower and the Lender desire to waive the restrictions of Section 8.14 as related to the conversion of Recro Ireland and amend certain provisions of the Credit Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2.	Amendments to Loan Documents.
a.	All references to Recro Ireland in the Credit Agreement and other Loan Documents shall be deemed a reference to Recro Ireland in the form of a private company limited by shares.
b.	Section 8.6 of the Credit Agreement is hereby amended by inserting the following at the end of the first sentence thereof:

“; provided, however, that with the prior written consent (for purposes of this provision, electronic mail may serve as written consent) of a principal of Lender (including any person listed in the notice provisions of Schedule 10.2), Borrower may make Restricted Payments to Recro.”

c.	Section 8.14 of the Credit Agreement is hereby amended by inserting the following parenthetical immediately before the comma at the end of clause (ii) thereof:

“(provided that Recro Ireland Limited may, as a result of the implementation in Ireland of the Companies Act 2014 on June 1, 2015, change its legal structure to a private company limited by shares)”

3.

Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Lender and the Borrower of a counterpart signature of the other to this Amendment duly executed and delivered by each of the Lender and the Borrower.

4.

Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Lender (including, without limitation, the reasonable fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

5.

No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

6.

Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5‑1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

RECRO GAINESVILLE LLC
as the Borrower

By: /s/ Donna Nichols
Name: Donna Nichols
Title: Treasurer

ORBIMED ROYALTY OPPORTUNITIES II, IP,
as the Lender

By OrbiMed ROF II LLC,
its General Partner

By OrbiMed Advisors LLC,
its Managing Member

By: /s/ Samuel D. Isaly
Name: Samuel D. Isaly
Title: Managing Member

Signature Page to Sixth Amendment to Credit Agreement